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As filed with the Securities and Exchange Commission on March 5, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Maxim Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	87-0279983 (I.R.S. Employer Identification No.)
8899 University Center Lane, Suite 400 San Diego, California 92122 (Address of principal executive offices)

2001 INCENTIVE STOCK OPTION PLAN
(Full title of the plan)

Anthony E. Altig
Vice President, Finance, Chief Financial Officer and Secretary
Maxim Pharmaceuticals, Inc.
8899 University Center Lane, Suite 400
San Diego, California 92122
(858) 453-4040
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Lance W. Bridges, Esq.
COOLEY GODWARD LLP
4401 Eastgate Mall
San Diego, California 92121
(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.001 per share	1,500,000 shares (3)	$9.20	$13,800,000	$1,748.46

Common Stock, par value $0.001 per share	1,000,000 shares (4)	$9.20	$9,200,000	$1,165.64

Total	2,500,000 shares	$9.20	$23,000,000	$2,914.10

(1)
Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant's Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant's Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Act. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on March 4, 2004, as reported on the Nasdaq National Market.

(3)
Includes 1,500,000 shares of Registrant's Common Stock, $0.001 par value approved for issuance under the 2001 Incentive Stock Option Plan, as amended by the Company's stockholders on February 19, 2004.

(4)
Includes 1,000,000 shares of Registrant's Common Stock, $0.001 par value approved for issuance under the 2001 Incentive Stock Option Plan, as amended by the Company's stockholders on February 20, 2003.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8

        Maxim Pharmaceuticals, Inc. is hereby registering an aggregate of 2,500,000 shares of its Common Stock, $0.001 par value for issuance under the 2001 Incentive Stock Option Plan, as amended. A Registration Statement on Form S-8 (Registration No. 333-61154) filed with the Securities and Exchange Commission on May 17, 2001 relating to the same class of securities is currently effective and, in accordance with General Instruction E to Form S-8, the contents of that registration statement are incorporated by reference herein.

EXHIBITS

Exhibit Number
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Independent Auditors.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24	Power of Attorney is contained on the signature pages of this Registration Statement.
99.1	Registrant's 2001 Incentive Stock Option Plan, as amended.
99.2	Form of Stock Option Agreement used under Registrant's 2001 Incentive Stock Option Plan, as amended. (1)

(1)
Previously filed with Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 and incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on March 5, 2004.

MAXIM PHARMACEUTICALS, INC.
By:	/s/ LARRY G. STAMBAUGH Larry G. Stambaugh Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
By:	/s/ ANTHONY E. ALTIG Anthony E. Altig Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry G. Stambaugh and Anthony E. Altig, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LARRY G. STAMBAUGH Larry G. Stambaugh	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 5, 2004
/s/ ANTHONY E. ALTIG Anthony E. Altig	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	March 5, 2004
/s/ GARY E. FRASHIER Gary E. Frashier	Director	March 5, 2004

/s/ THEODOR H. HEINRICHS Theodor H. Heinrichs	Director	March 5, 2004
/s/ PER-OLOF MÅRTENSSON Per-Olof Mårtensson	Director	March 5, 2004
/s/ F. DUWAINE TOWNSEN F. Duwaine Townsen	Director	March 5, 2004
/s/ WAYNE. P. YETTER Wayne. P. Yetter	Director	March 5, 2004
/s/ ROBERT L. ZERBE Robert L. Zerbe	Director	March 5, 2004

EXHIBIT INDEX

Exhibit Number
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Independent Auditors.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24	Power of Attorney is contained on the signature pages of this Registration Statement.
99.1	Registrant's 2001 Incentive Stock Option Plan, as amended.
99.2	Form of Stock Option Agreement used under Registrant's 2001 Incentive Stock Option Plan, as amended. (1)

(1)
Previously filed with Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 and incorporated herein by reference.

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INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8
EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX